EXHIBIT 23.2






INDEPENDENT AUDITORS' CONSENT




     We consent to the incorporation by reference, in Post-Effective Amendment No. 2 to Registration Statement No. 33-52674 of American Banknote Corporation on Form S-8; Post-Effective Amendment No. 2 to Registration Statement No. 33-67560 of American Banknote Corporation on Form S-8; and Registration Statement No. 333-00223 of American Banknote Corporation, of our report dated 14 August 1996 on the special purpose financial statements of Leigh Mardon Security Division (the "Economic Entity") as defined in Note 1 thereto, as included in Form 8-K/A Amendment No. 1 dated August 14, 1996, of American Banknote Corporation.





s/ KPMG
Melbourne, Australia
March 30, 1998